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                                                                    EXHIBIT 99.1

PRESS RELEASE

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SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS:  smith.com

FOR RELEASE

THURSDAY, JULY 26, 2001

CONTACT:      MARGARET K. DORMAN
              CHIEF FINANCIAL OFFICER
              (281) 443-3370

                       SMITH INTERNATIONAL, INC. ANNOUNCES
                            STOCK REPURCHASE PROGRAM

         HOUSTON, Texas (July 26, 2001)...Smith International, Inc. (NYSE: SII) today announced that its Board of Directors has authorized the repurchase of up to 5 million of its common shares, representing ten percent of total outstanding shares. The repurchases will be made from time to time in the open market or in privately negotiated transactions, subject to regulatory issues, market considerations and other factors.

         Doug Rock, Chairman and CEO, commented, "Increased worldwide drilling activity has contributed to Smith posting record earnings and cash flows. We'll use the cash flow to strengthen our competitive position, combining key acquisitions with a share repurchase program to create value for our shareholders."

         Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units -- M-I, Smith Bits, Smith Services and Wilson.